UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2023

Cosmos Health Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54436	27-0611758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd, Suite 4236, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 865-0026

N/A

(Former name or former address, if changed since last report.)

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, $.001 par value	COSM	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 20, 2023, Cosmos Health Inc. (“we,” “our,” “us,” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors and existing shareholders (the “Purchasers”), for a registered direct offering and a concurrent private placement.  Under the Purchase Agreement, the Company agreed to issue and sell (the “Offering”) an aggregate $5,250,000 million of securities of the Company, consisting of: (i) shares of common stock, par value $0.001 per shares (“Common Stock”), (ii) pre-funded warrants to purchase Common Stock (the “Pre-Funded Warrants”), and (iii) warrants to purchase shares of Common Stock (the “Common Warrants” and collectively with the Pre-Funded Warrants, the “Warrants”) (together, the registered-direct offering and concurrent private placement, the “Offering”).

The Pre-Funded Warrants were offered to certain purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, Pre-funded Warrants, in lieu of shares of Common Stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. The public offering price of each Pre-Funded Warrant and accompanying Common Warrant will be equal to the price at which one share of Common Stock and accompanying Common Warrant is sold to the public in this Offering, minus $0.0001, and the exercise price of each Pre-Funded warrant will be $0.0001 per share. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Pre-Funded Warrants and Common Warrants are immediately separable and were issued separately in this Offering, but must be purchased together in this Offering.

The combined purchase price for one share of Common Stock and one Common Warrant was $2.48. The Common Warrants have an exercise price of $2.75 per share, are exercisable commencing six (6) months from the Closing Date and will expire five and one-half (5.5) years from the issuance date.

The Offering includes participation from Grigorios Siokas, the Company’s Chief Executive Officer, in the amount of $450,000 (with no warrants issued) as well as certain existing shareholders of the Company.

A.G.P./Alliance Global Partners is acting as the sole placement agent (the “Placement Agent”) in the Offering.  The Offering is being made pursuant to a “shelf” registration statement on Form S-3 (File No. 333-267550) previously filed with and declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on December 15, 2022.  A prospectus supplement describing the terms of the Offering was filed with the SEC on July 21, 2023.  The shares of Common Stock underlying the Common Warrants will be registered on a separate registration statement to be filed within thirty (30) days following the completion of the Offering.

The private placement of the Common Warrants was made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act and/or Regulation D thereunder. Accordingly, the securities issued in the concurrent private placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

In connection with the Offering, the Company also agreed to amend existing warrants to purchase up to 782,610 shares of the Company’s common stock, with an exercise price of $11.50 per share, that were previously issued to the investors participating in this offering.  Effective upon closing of this Offering, such existing warrants were amended to reduce the exercise price to $2.75 per share and the termination date extended to January 21, 2029. All the other terms of the existing warrants remained unchanged.

2

The Purchase Agreement contained customary representations, warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. Pursuant to the Purchase Agreement, the Company agreed to certain restrictions on the issuance and sale of its shares of Common Stock or Common Share Equivalents (as defined in the Purchase Agreement) during the ninety (90) day period following the closing of the Offering.

A holder of Common Warrants (together with its affiliates) will not be able to exercise any portion of the Common Warrants to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of the Company’s outstanding shares of Common Stock immediately after exercise. However, upon prior notice from the holder to the Company, a holder with a 4.99% ownership blocker may increase or decrease the amount of ownership of outstanding shares of Common Stock after exercising the holder’s Common Warrant up to 9.99% of the number of the Company’s shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrant, provided that any increase shall not be effective until 61 days following notice to us.

The Offering closed on July 21, 2023.  The Company issued 2,116,936 shares of Common Stock, 715,323 Pre-Funded Warrants and in a concurrent private placement, Common Warrants to purchase 1,935,484 shares of Common Stock. The Company received gross proceeds of approximately $5,250,000 in connection with the Offering before deducting fees and other related offering expenses. The Company intends to use the net proceeds from the Offering primarily for working capital and general corporate purposes.

Pursuant to a Placement Agency Agreement dated July 20, 2023, the Company engaged A.G.P./Alliance Global Partners as sole Placement Agent in connection with the Offering. The Company agreed to pay to the Placement Agent a cash fee of six and one‑half (6.5%) percent; provided, that the cash fee will be 3.25% with regards to any purchase price paid by purchasers that were first introduced by the Company to the Placement Agent and that the placement agent does not otherwise have a relationship with as of the date of such introduction and no cash fee on purchases made by officers or directors of the Company.  In addition to such fee, the Company agreed to pay the Placement Agent up to $80,000 of accountable expenses and a one (1%) percent non‑accountable expense allowance.

Each Purchaser entered into an Investor Agreement with the Company pursuant to which they agreed to vote all of their shares of Common Stock at the Company’s Annual Meeting of Stockholders in favor of a proposal to approve the issuance of securities to certain purchasers pursuant to a Securities Purchase Agreement dated October 17, 2022.

The foregoing summaries of the Pre-Funded Warrants, Common Warrants, Securities Purchase Agreement, Placement Agency Agreement, Investor Agreement, and Amendment No. 1 to Common Warrant Agreement (collectively, the “Transaction Documents”) do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.  A copy of the Company’s Press Release titled “Cosmos Health Inc. Announces Pricing of $5.25 Million Registered Direct Offering and Concurrent Private Placement” and dated July 20, 2023 and the Press Release titled “Cosmos Health Inc. Announces Closing of $5.25 Million Registered Direct Offering and Concurrent Private Placement” dated July 21, 2023 are furnished as Exhibits 99.1 and 99.2, respectively.

3

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The description of the issuance of the Common Warrants set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The issuance of the Common Warrants was made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the issuance will not involve a public offering.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Number	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Common Warrant
5.1	Legal Opinion
10.1	Form of Securities Purchase Agreement
10.2	Form of Placement Agency Agreement
10.3	Form of Investor Agreement
10.4	Form of Amendment No. 1 to Common Warrant Agreement
99.1	Press Release dated July 20, 2023 and titled “Cosmos Health Inc. Announces Pricing of $5.25 Million Registered Direct Offering and Concurrent Private Placement”
99.2	Press Release dated July 21, 2023 and titled “Cosmos Health Inc. Announces Closing of $5.25 Million Registered Direct Offering and Concurrent Private Placement”
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS HEALTH INC.

Date: July 25, 2023	By:	/s/ Georgios Terzis
Georgios Terzis
Chief Financial Officer

5